UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2015

Date of Report (Date of earliest event reported)

ELRAY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52727	98-0526438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

917.775.9689

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On June 15, 2015, Elray Resources, Inc. (the “Company”) and its Board of Directors approved the issuance of shares of the Company’s common stock in lieu of cash for salary and bonus (the “Shares”).

The material terms are summarized below.

Payment in Shares in lieu of Cash.

Mr. Anthony Brian Goodman is employed as the Company’s Chief Executive Officer under the terms of the Employment Agreement dated July 1, 2012.

Mr. Goodman is owed a total of $677,866 for employment that took place between July 15, 2012 and May 31, 2015.

Mr. Goodman has elected to receive the Shares in lieu of cash and has submitted the Notice of Conversion requesting payment of $90,000 in Shares in lieu of cash salary. The request represents a portion of Mr. Goodman’s salary and equates to 108,564,536 Shares of common stock at the price of $0.000829. The Company based the price on the average of the share closing price for the last 7 days of trading prior to the conversion notice.

The issuance of Shares to Mr. Goodman was in excess of 5% of the issued and outstanding stock and reported pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elray Resources, Inc.

Date: August 17, 2015	By:	/s/ Anthony Brian Goodman
	Name:	Anthony Brian Goodman
	Title:	Chief Executive Officer